AGREEMENT FOR PURCHASE AND SALE

DATE:  MARCH 12, 1998

NAME OF BUYER:             EQUITY ONE (GAMMA) INC., AND/OR PERMITTED ASSIGNS

ADDRESS OF BUYER:  777 17TH STREET; PENTHOUSE

CITY: MIAMI BEACH           STATE:    FLORIDA      ZIP:  33139

TELEPHONE: 305-672-1234                     FACSIMILE: 305-672-6606

NAME OF SELLER:            SUNRISE LIMITED PARTNERSHIP
                           A MARYLAND LIMITED PARTNERSHIP
                           C/O MR. IVAN STERN

ADDRESS OF SELLER:               THE EXECUTIVE CENTRE AT HOOKS LANE
                                 2 RESERVOIR CIRCLE, SUITE 104

CITY: BALTIMORE            State:    MARYLAND                 ZIP:       21208


         1. DESCRIPTION OF PROPERTY: Seller ("Seller") agrees to sell and the above named Buyer ("Buyer") agrees to purchase, under the terms and conditions set forth in this Agreement, all right, title and interest of the Seller in and to the following:

                  A. The parcel of real property, known as SUMMERLIN SQUARE, located in Fort Myers Beach, Lee County, Florida, consisting of an approximately 110,000 square foot shopping center on approximately 23 acres including Phase II development of approximately 9.5 and a 1 one acre pad site located on San Carlos Blvd, and more fully described below, and any improvements situated on such parcel, together with any and all easements, covenants and other rights appurtenant to such parcels and owned by Seller, (hereinafter the "Real Property"):

                          See Exhibit A attached hereto

                  B. Intangible Property (collectively "Intangible Property") consisting of (i) any and all Leases and Contracts in effect on the Closing Date, (ii) any and all refundable security deposits and other deposits and interest thereon, if required by law (iii) any and all transferable licenses, permits, licenses, certificates of occupancy, and other approval in effect at the Closing Date and necessary for the current use and operation of the real property or the personal property, (iv) any and all transferable warranties, architectural or engineering plans and specifications and tests and studies, development rights that exist as of the Closing Date and relate to the Real or Personal Property.


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                  C. All furniture, furnishings, fixtures, equipment and other tangible personal property that is affixed to and/or located at the Real Property which is owned by Seller on the Closing Date and used in connection with the management, operation or repair of the Real Property excluding all tangible personal property owned by tenants of the Real Property (collectively "Personal Property").

                  D. Real Property, Personal Property and Intangible Property may sometimes be herein collectively referred to as the "Property".

         2. PURCHASE PRICE: The total purchase price of the Property is $ 9,850,000.00 (U.S.) payable as follows:


            A.       Initial deposit to be paid within 2 days
                     after Effective Date to
                     Alan J. Marcus, Esquire
                     Trust Account                              $    500,000.00

            B.       Total Deposit:                             $    500,000.00

            C.       Wire transfer of funds
                     required at closing:                       $  9,350,000.00*

                     TOTAL PURCHASE PRICE                       $  9,850,000.00

         *The Wire transfer of Funds required at closing may be adjusted if Buyer elects to assume the first mortgage in favor of IDS LIFE INSURANCE COMPANY (hereinafter "IDS") with an approximate principal balance of $6,700,000.00 (hereinafter the "Mortgage").

         The deposits to be paid by Buyer shall be held by ALAN J. MARCUS TRUST ACCOUNT and shall be refundable to Buyer only as set forth herein and as set forth in the Escrow Agreement executed in connection herewith.

         3. ACCEPTANCE: If this offer is not executed by and delivered to all parties on or before 2:00 p.m., March 12, 1998, this offer shall be deemed withdrawn and null and void.

         4. FACSIMILE; EFFECTIVE DATE: Facsimile copies of this Agreement, signed and initialed in counterpart, shall be considered for all purposes, including delivery, as originals. The Effective Date of this Agreement will be
(a) the date when the last one of Buyer and Seller has

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signed this offer, or (b) if changes in this offer (after signature) have been made and initialed by the parties, the date when the last one of Buyer or Seller has initialed those changes.

         5. INSPECTIONS AND CONDITION OF PROPERTY:

                  A. Buyer shall have until 6:00 p.m. April 11, 1998 to complete its due diligence inspection of the Real Property (the "Inspection Period"). To assist Buyer with this inspection, Seller shall deliver to Buyer copies of all available leases, contracts, agreements, licenses, permits, surveys, a Phase 1 Environmental Report, roof reports, building inspection reports and other reports in Seller's possession concerning the condition of the Property, as well as utility bills, year to date income and expense statements, rent rolls, sales reports for the anchor tenants, for the current year and past three years; any other sales reports from any tenant required to report for the current year and past three years, etc. concerning the Real and Personal Property. Seller shall certify, to its knowledge, the accuracy of income and expenses reports and all other financial statements including 1996 statements of operation and 1997 year to date statements to Buyer's auditors. In addition, Seller shall supply all information concerning the Mortgage. During the Inspection Period, Buyer may conduct such inspections, at Buyer's sole expense, as Buyer may deem necessary to ascertain the physical condition of the Real Property. In the event the Real or Personal Property is not acceptable to Buyer for any reason, Buyer shall provide written notice of same to Seller, at Seller's address, prior to the expiration of the Inspection Period. In such event, this Agreement shall be terminated and of no further force and effect and Buyer and Seller shall be released of all obligations hereunder and Buyer shall be refunded all deposits without further notice. Failure of Buyer to deliver notice to Seller as required herein shall constitute waiver of Buyer's right to give such notice and shall be deemed acceptance of the Real and Personal Property by Buyer. Buyer shall (i) complete its inspection Period; (ii) not disturb or interfere with the operation, management or use of the Project by Seller, Seller's agents, any tenant of the Project or by any such tenant's customers, invitee or guests; and (iii) not damage or affect the physical structure of the Property. Buyer shall be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Buyer covenants and agrees to return the Property to the same condition as existed prior to such inspections and studies. Buyer agrees not to allow any liens to arise against the Property as a result of such inspections and studies and agrees to indemnify, defend and hold Seller harmless from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Buyer's or its agent's entry onto the Property prior to Closing, which obligation expressly shall survive Closing or earlier termination of this Agreement.

                  B. Buyer acknowledges that Buyer is purchasing the Property in "AS IS, WHERE IS" Condition and Buyer further acknowledges that Seller has made no warranties or representations, express or implied, in respect to the real and personal property except as set forth herein and further, Buyer has been given the opportunity and has made an independent investigation of the Property. Buyer further acknowledges and agrees that Buyer shall be responsible for all due diligence and analysis with respect to all documents and information provided by Seller to Buyer,

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and that any reliance thereon (unless said document and/or information expressly has been certified to herein by Seller) shall be at sole risk of the Buyer.

         6. CLOSING:

                  A. The closing for delivery of the deed and payment of the balance of the purchase price shall take place at Buyer's attorney's office at a mutually agreeable time on June 10, 1998, unless extended by other provisions hereof.

                  B. Possession of the Property shall be transferred by Seller to Buyer simultaneously with the closing of title.

         7. FINANCING:

                  Should Buyer elect to proceed to purchase the Property, then prior to completion of the Inspection Period, Buyer shall elect to either (i) purchase the Property for all cash; or (ii) with due diligence and in good faith, apply for assumption (hereinafter the "Assumption") of the existing first mortgage in favor of IDS (hereinafter the "Lender") having an approximate principal balance of $6,700,000.00, upon the terms and conditions of such mortgage loan (hereinafter the "Mortgage Loan"). Buyer's obligation to complete the purchase and sale of the Property is not subject to Buyer's assumption of the Mortgage Loan. However, if Buyer has elected to apply for assumption of the Mortgage Loan, Seller agrees to cooperate in the assumption process and provided Buyer is acting with due diligence, Buyer may extend the Closing Date provided same is necessary to complete the assumption process, but not beyond May 30, 1998. Seller may extend the Closing Date, if necessary, to satisfy the notice and payment date requirements of the Lender, but not beyond May 30, 1998. In the event Buyer is not approved for the assumption or elects not to assume the Mortgage Loan, Buyer shall be obligated to close "all cash."

         Both Buyer and Seller agree that each will cooperate with the Lender and Lender's counsel to obtain an Assumption Agreement for which documentary stamp taxes will not be required. Buyer agrees that Buyer will indemnify and hold Seller harmless in the event any claims are made against Seller for the payment of such documentary stamps. This indemnification shall survive Closing.


         8. SELLER'S REPRESENTATIONS AND WARRANTIES:

                  Seller represents and warrants to Buyer that as of the Effective Date:

                  (a) the person executing this Agreement on behalf of Seller is duly and expressly authorized to do so;

                  (b) that Seller has full right and authority to enter into this Agreement;

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

                  (c) that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms;

                  (d) that the conveyance contemplated herein does not and will not violate any of the Seller's Corporate Agreements or restrictions;

                  (e) that Seller is a Maryland Limited Partnership duly organized, validly existing and in good standing under the laws of the jurisdiction and is qualified to do business in the State of Florida;

                  (f) that to Seller's knowledge the Property is in compliance with building and zoning laws of applicable governmental agencies and is not currently in violation of any material code requirements;

                  (g) the Seller has not received any notices from any governmental agency that it is in violation of the Americans with Disabilities Act; and

                  (h) Seller represents and warrants that it has not received written notice of any material condition that adversely affects the Real Property.


         9. BUYER'S REPRESENTATIONS AND WARRANTIES: Buyer represents and warrants to Seller that the following are true, accurate and complete as of the Effective Date:

                  (a) Buyer is duly organized Florida Corporation, validly existing and in good standing, and authorized to do business within the State of Florida.

                  (b) Each of the persons executing this Agreement on behalf of Buyer is duly authorized to do so. Buyer has full right and authority to enter into this Agreement and to contemplate the transaction contemplated herein. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (c) There are no actions, suits, claims or other matters pending, or, to the Buyer's best knowledge and belief, contemplated or threatened against Buyer that could affect Buyer's ability to perform its obligations under this Agreement.

                  (d) Buyer has sufficient funds and worthy credit available to consummate the Closing of the transaction described in this Agreement.

         10. LIMITATIONS ON FUTURE LEASES AND RENTALS: Subsequent to the Effective Date, Seller shall not, without Buyer's prior written consent, enter into any leases or contracts except for (i) contracts to be completed or that are to terminate at or before closing, or (ii)

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

service contracts that are terminable on not less than 30 days notice. Buyer shall have five (5) days to approve any proposed leases, which approval shall not be unreasonably withheld. In the event Buyer does not provide written consent to the proposed lease or contract, Buyer's silence shall be deemed a consent to said lease or contract.


         11. CONDITION OF PROPERTY AT CLOSING: Seller shall be obligated to maintain the Property in substantially the same condition as of the Effective Date, reasonable wear and tear excepted. Seller shall be obligated to repair and correct any adverse changes in the condition of the Property occurring subsequent to the Effective Date hereof.

         12. CONDITIONS PRECEDENT TO CLOSING

                  A. CONDITIONS PRECEDENT FOR BUYER: The obligation of Buyer to purchase the Property from Seller under this Agreement is, subject to the satisfaction, at Closing, of each of the following:

                  (i) The representations and warranties made by Seller in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of such date.

                  (ii) Seller shall have performed in al material respects all covenants and obligations required by this Agreement to be performed by Seller on or before Closing.

                  (iii) Title to the property shall conform with the requirements of Paragraph 17 herein and Buyer shall have received a written Commitment for Title Insurance, as described in Paragraph 17, indicating that an owner's title insurance policy in accordance with the provisions of Paragraph 17 will be issued after the date of Closing and compliance with any requirements contained therein. At Closing, said Commitment shall be "marked up" indicating satisfaction of all requirements set forth in said Commitment and deleting all standard exceptions; i.e. to wit, GAP, mechanics and or other liens, encroachments, and easements, etc.; chapter 159 liens and assessments; liens or assessments not shown in the public records; and or any exception thereby seeking to impose any lien, assessment, and or other encumbrance against the Property. Nothing contained herein shall limit, modify, and/or otherwise effect Seller's obligation to deliver to Buyer, in any event, and at Seller's expense, upon Closing, good, marketable and insurable title to the Property, subject to the Permitted Exceptions as set forth in Paragraph 17.

                  (iv) Seller shall furnish a written estoppel letter from each tenant to the extent required in Paragraph 18 of this Agreement.

                  (v) All Leases for all of the tenants which occupy the Property shall be in good standing and to Seller's knowledge, effective and that each tenant of the Property shall be operating at the Property and in full compliance with its lease obligations. In the event that prior to Closing,

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

any of the tenants of the Property have vacated their premises or are in default or breach of their lease obligations or have provide notice of any kind to that effect, Buyer may within not more than five (5) days after written notice thereof, by written notice to Seller, terminate this Agreement, whereby Buyer shall be reimbursed its deposit and Buyer shall be released of all obligations hereunder, except those which survive Closing or termination hereunder.

                  B. CONDITIONS PRECEDENT FOR SELLER: The obligation of Seller to sell the Property to Buyer under this Agreement is, subject to the satisfaction, at closing, of each of the following:

                  (i) The representations and warranties made by Buyer in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of such date. Notwithstanding the above, if any representation or warranty set forth herein shall not be correct in any material respect at or before Closing and Seller notifies Buyer thereof in writing, Buyer may terminate this agreement and receive a return of its deposit as its sole remedy on account of such circumstance, except where the same is incorrect in any material respect due to the intentional misrepresentation of the Seller, in which event Buyer shall have the additional remedy of the right to reimbursement of its third party out-of pocket expenses incurred in connection with the transaction. Furthermore, if prior to Closing, Buyer discovers a breach of any representation or warranty made by Seller herein and not withstanding such discovery, Buyer proceeds to Closing, Buyer shall be deemed to have waived the breach of such matter of which it had actual knowledge prior to Closing and Seller shall have no liability on account thereof.

                  (ii) Buyer shall have performed all covenants and obligations required by this Agreement to be performed by Buyer on or before Closing.

         13. CLOSING; DELIVERIES AT CLOSING: The closing of the transaction contemplated in this Agreement ("Closing") shall take place on the date set forth in Paragraph 6 of this Agreement.

                  A. At the time of Closing, Seller shall deliver to Buyer the following items:

                           1.       Warranty Deed.

                           2. Bill of Sale with respect to any Personal Property included in the sale;

                           3.       Mechanics' Lien Affidavit.

                           4.       Title Affidavit.

                           5.       Assignment of Leases, Rents and Security
                                    Deposits;

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

                           6.       Assignment of Contracts, if any;

                           7.       Title evidence as set forth in Paragraph 17.

                           8. If Buyer has elected to assume the Mortgage Loan, an Assignment of Mortgage or similar documentation evidencing Assumption of the Mortgage Loan;

                           9. Appropriate authorizations of the Partners and if any Partners are Corporations, a corporate resolution and an incumbency certificate to evidence such Partner's capacity and authority to consummate Closing, a certified copy of Articles of Incorporation and bylaws, including all amendments thereto; and a current Certificate of Good Standing;

                           10. Such other documents as may be reasonably required in order to complete the purchase and sale.

                  B. At the time of closing, Buyer shall deliver or cause to be delivered to Seller the following items:

                           1. The earnest Deposit to be credited against Purchase Price;

                           2. A corporate resolution and an incumbency certificate to evidence Buyer's capacity and authority to consummate Closing, a certified copy of Buyer's Article of Incorporation and bylaws, including all amendments thereto; and if Buyer is a corporation, a current Certificate of Good Standing in state in which Buyer is incorporated;

                           3.       Acceptance of Assignment of Contracts;

                           4. Acceptance of the Assignment of Leases, Rents and Security Deposits;

                           5. If Buyer has elected to assume the Mortgage Loan, Acceptance of the Assignment of Mortgage Loan or similar documentation evidencing Assumption of the Mortgage Loan; and

                           6. The balance of the Purchase Price and such other funds necessary to pay all Closing and other costs and adjustments to be paid by Buyer under this Agreement (to be delivered by wire transfer).

                  C. Each party agrees to execute and deliver at Closing a settlement statement setting forth the charges, adjustments and credits to each party and to execute and deliver such other

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documents and take such actions as either party or the Escrow Agent might reasonably request to consummate the transaction herein contemplated.

                  D. At Closing, the Escrow Agent shall (a) disburse all funds, then (b) record, among the appropriate Public Records, all documents to be recorded, and then (c) deliver all original documents and copies thereof, to the appropriate parties.


         14. RISK OF LOSS: Risk of loss prior to closing shall be borne by Seller.

                  A. If between the time of execution of this Agreement and the time of closing, the Property is damaged by fire or other casualty the following shall apply, at Buyer's option:

                           1. Upon receipt of applicable insurance proceeds,
Seller shall have the obligation to repair or replace the damaged improvements built upon the Real Property. If Buyer requires, Seller shall make such repairs or replacements and this Agreement shall continue in full force and effect and the Seller shall be entitled to extend the closing for a reasonable additional period of time so as to enable Seller to complete such repairs or replacements; or

                           2. Buyer may notify Seller that Buyer would rather
that Seller not repair or replace any such loss or damage and Seller shall assign all right to and in any and all proceeds received from insurance or in satisfaction of any claims or actions in connection with such loss or damage and upon such assignment Buyer shall close without any purchase price reduction.

                           3. In the event the cost of repairs is in excess of
$100,000.00, either Seller or Buyer shall have the right to cancel this Agreement in which event, this Agreement shall be deemed canceled and of no further force or effect. Buyer shall be refunded its deposit monies, without further notice, and the parties shall be released and discharged of all claims and obligations hereunder.

                  B. CONDEMNATION

                  In the event that all or any substantial portion of the Real Property is condemned or taken by eminent domain prior to Closing, Buyer may, at its option, either: (i) terminate this Agreement by written notice thereof to Seller within ten (10) days after Seller notifies Buyer of the condemnation and receive an immediate refund of the Deposit, and all interest accrued thereon or
(ii) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing any proceeds actually received by Seller attributable to the Real Property from such condemnation or eminent domain proceeding, net of any costs associated with such condemnation or eminent domain proceeding, or an assignment of Seller's rights against the condemning authority, and there shall be no reduction in the purchase price. In the event Buyer fails to timely deliver written notice of termination as described in (i) above, Buyer shall be deemed to have elected to proceed in accordance with (ii) above.

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         15. EXPENSES OF CLOSING:

                  A. Seller shall pay the following costs incurred in this sale:

                           (i)      Seller's attorneys fees and costs;

                           (ii) The cost of recording any releases or corrective title instruments;

                           (iii) All documentary stamp taxes and surtax on the deed that will be due as a result of the completion of the sale;

                           (iv) Those costs of delivery of the Evidence of Title, as required in Paragraph 17B, herein; and

                           (v) Any assumption fees or prepayment fees equal to one percent (1%) of the Mortgage Loan Balance.

                  B. Buyer shall pay the following costs incurred in this sale:

                           (i)      Buyer's attorney's fees and costs;

                           (ii)     the costs of recording the deed of
                                    conveyance;

                           (iii) the cost of Title Insurance Premiums, as required in Paragraph 17B, herein;

                           (iv)     the cost of a survey certified to Buyer;

                           (v) any additional prepayment penalties incurred with payoff of the Mortgages Loan; provided that Buyer's share shall not exceed two (2.0%) percent of the Mortgage Loan Balance;

                           (vi) If Buyer has elected to assume the Mortgage Loan, all costs incurred in the Assumption of the Mortgage Loan, including all recording and title costs and Lender's fees, other than those assumed by Seller in Paragraph 15.A.(v); and

                           (vii)    Buyer's attorneys fees.

         16. PRORATIONS AND CREDITS:

                  A. PRORATIONS: Current real estate taxes, based on the latest tax bill then available; personal property taxes and assessments, collected rents, maintenance fees, solid waste

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disposal obligations and other contract obligations, and other similar customarily proratable items shall be prorated as of the Closing Date with Buyer being responsible for and assuming payment for all amounts due for all periods after Closing and being credited with those due or collected for those periods prior to Closing on the day of Closing. In the event either party collect rent of which a portion belongs to the other party, then the collecting party shall prorate such rent and deliver the other party's share within 10 days of receipt. The provisions of the Paragraph are intended to survive Closing. Seller shall have the right to collect any past due rents and Buyer shall cooperate with Seller in the collection process for such rents. All amounts payable by tenants at the Property as periodic estimates of the costs of the utilities, taxes, insurance, maintenance, repairs and other operating expenses relating to the months or other applicable periods up through the month or other applicable period within which the Closing occurs shall be adjusted and prorated as above. Seller shall not receive a credit for any estimates and expenses which are due and payable prior to Closing but not yet billed or paid, or delinquent at the time of Closing, but Buyer shall pay such amounts to Seller immediately upon receipt of any amounts which are billed, paid, or are delinquent with respect to the period after Closing. Buyer agrees to take all reasonable efforts to bill and collect any such sums due for periods prior to Closing which are not billable by the Seller prior to Closing and Seller hereby reserves all rights to take legal action against tenants at the Property for recovery of all such items applicable to the period before Closing to the extent not paid after Closing.

                  B. CREDITS: Buyer shall be credited with the amount of any prepaid rents paid to Seller by tenants of the Property for periods subsequent to the Closing date and with the amount of any deposits for tenants of the Property, including rental, cleaning, utility, key, damage and other deposits.


         17. TITLE REQUIREMENTS:

                  A. Title to the property shall be insurable and shall be conveyed from Seller to Buyer free and clear of all encumbrances except the Permitted Exceptions which are set forth as Exhibit "C" and to the extent not set forth on Exhibit "C":

                  1. Covenants, conditions, restrictions, limitations, reservations, dedications, agreements, and easements of record (including but not limited to, water, sewer, gas, electric and other utility agreements) at the time of closing, provided that they do not contain provisions for reversion or forfeiture of title in the event of violation and do not substantially impair the use of the property for its customary purposes.

                  2. General and special taxes and assessments for current and subsequent years.

                  3. Regulatory laws and ordinances of all appropriate governmental authorities including but not limited to zoning restrictions.

                  4. Rights of parties in possession.

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

                  B. Within 10 days of the Effective Date, Buyer shall obtain, at Seller's expense not to exceed $500.00, evidence of title consisting of a Commitment to issue Title Insurance from Commonwealth Land Title Insurance Co. along with copies of all title exceptions and a certified survey of the Property for Buyer to review. If any exceptions render the Property unacceptable for Buyer's use, Buyer shall advise Seller of same prior to the end of the Inspection Period and the provisions of Section 17.E. shall apply.

         All exceptions for which the Buyer does not object shall be considered to be Permitted Exceptions and shall be deemed acceptable by Buyer.

                  C. Except for the Permitted Exceptions, Seller shall be obligated to deliver the property free and clear of any and all encroachments, overlaps, boundary line disputes and other matters disclosed by a certified survey other than those set forth in the survey referenced in Section 17.B. of this Agreement. In the event the survey shows any such encroachment or that the improvements presumed to be located on the real property in fact encroach on setback lines, easements, or lands of others, or violate any restrictions of record, covenant or applicable government regulation, same shall be treated as a title defect which renders title unmarketable.

                  D. As a further requirement of title, at closing (i) the Title Insurance Commitment shall be marked to indicate satisfaction of all requirements set forth necessary in order to deliver insurable and marketable title and (ii) the standard printed exceptions contained in American Land Title Association Standard Form B Owners' Title Insurance Policy customarily issued shall be deleted; i.e. to wit, parties in possession, GAP, mechanics and or other liens, encroachments, and easements, etc.; chapter 159 liens and assessments; liens or assessments not shown in the public records; and or any exception thereby seeking to impose any lien, assessment, and or other encumbrance against the Property. Nothing contained herein, shall limit, modify, and/or otherwise effect Seller's obligation to deliver to Buyer, in any event, and at Seller's expense, upon Closing, good, marketable and insurable title to the Property, but subject to the Permitted Exceptions. In the event any exception referenced herein cannot be deleted, same shall be treated as a title defect.

                  E. If the title is not delivered as required hereunder at the time of Closing, Seller shall have 90 days following the date for Closing, at its sole option, within which to remedy such defect and shall use diligent effort, if it so elects, to cure such defect within 90 days of said notice. If Seller elects not to cure such defect within said 90 day period, Buyer shall have the option of either accepting the title as it is or demand a refund of the Buyer's deposit. Buyer may also allow such additional time as may be deemed necessary, in the discretion of the Buyer, for Seller to cure such defect. Upon any such refund, this Agreement shall thereupon be terminated and both parties shall be relieved of further liabilities hereunder. Notwithstanding the foregoing, Seller shall be required to have released any monetary liens on the Property not assumed, as required hereunder, by Buyer.

         18. TENANT ESTOPPEL LETTERS: Seller shall request in writing from each tenant at the Property execution and delivery of an estoppel certificate indicating the amount of rent paid, the date last paid, the amount of security deposits, any prepaid rents, etc. (hereinafter the

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

"Estoppel Certificate") substantially in the form attached hereto as Exhibit B, and shall take all reasonable efforts to obtain the same from all tenants. Seller shall deliver to Buyer copies of the Estoppel Certificates obtained by Seller prior to Closing. In the event that by Closing, Seller is unable to obtain Estoppel Certificates from all tenants which occupy 1,750 square feet of space or more within the Property, the four tenants occupying the out parcels including the Driving Range, the tenants known as Stamp and Stuff and Ron Gillenwater, DDS and 50% of all remaining tenants of the Property; Buyer shall have the right, as its sole and absolute remedy on account thereof, to terminate this Agreement by giving written notice to Seller, whereupon the Deposit shall be returned to Buyer, and the parties shall have no further liability hereunder (except as to those matters which by the terms hereof expressly shall survive termination). Buyer's obligation to close shall be subject to (1) receipt of such Estoppel Letters; and (2) said Estoppel Letters being consistent with the terms and conditions of the Leases of the tenants.

         19. ASSIGNMENT: This Agreement may be assigned to a controlled affiliate of the Buyer without the consent of Seller, provided assignee accepts assignment thereof and assumes the obligations contained therein. Buyer may elect to change the name of the Corporate Purchaser and upon such change, shall notify Seller, such change to be made within 10 days after the expiration of the Inspection Period.

         20. DEFAULT: Should Buyer fail to purchase on the date on which title is to close in accordance with this Agreement, or fail to perform any of Buyer's other obligations under this Agreement and such default is not cured within 10 days after written notice to Buyer, Seller may, at Seller's option, cancel this Agreement by written notice to Buyer. In such event, Buyer's deposits and all other sums paid to Seller (including any interest earned thereon) shall be retained by Seller as liquidated and agreed damages for Buyer's default, and this Agreement shall terminate. Seller has removed the Property from the market and has incurred indirect expenses relative to sales, advertising and the like, and Buyer recognizes that no other method could determine the precise damage resulting and retention of all sums then paid as liquidated and agreed damages shall be Seller's sole remedy in the event of Buyer's default. If this Agreement is so canceled, Seller may sell the Property to any third party as though this Agreement had never been made (without any obligation to account to Buyer for any part of the proceeds of such sale). Buyer agrees not to file any action against Seller seeking the return of any portion of said deposits or seek any reduction in the amount of the liquidated and agreed upon damages if this Agreement is terminated for Buyer's default. Should Seller default under this Agreement or fails to perform any of Seller's other obligations under this Agreement and such default is not cured within 10 days after written notice to Seller, Buyer's sole and exclusive remedy shall be to (i) obtain a refund of all deposits made, whereupon this Agreement shall terminate and neither party shall have any liability to the other, or (ii) bring an action for specific performance, without waiving Buyer's right to damages incurred as a result of Seller's fraud or wrongful refusal to convey the Property.

         21. ESCROW AGENT: The Escrow Agent shall hold the deposit funds and perform

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such duties as set forth in the Escrow Agreement attached hereto, consistent with the provisions of this Agreement.

         22. MISCELLANEOUS PROVISIONS:

                  A. All written notices and demands provided under this Agreement shall be hand delivered or sent via certified or registered mail, return receipt requested, or by Federal Express or other air carrier service. All notices and demands shall be deemed properly addressed if addressed as follows and if mailed, shall be deemed given upon being deposited in the United States mail, postage prepaid:

To Seller:                                  To Buyer:

Ronald P. Fish, Esquire                     Alan J. Marcus, Esquire
Ballard, Spahr                              20803 Biscayne Blvd.; Suite 301
300 East Lombard Street                     Aventura, FL 33180
Baltimore, Maryland 21202                   Tel:     (305) 937-1800
Tel:     (410) 528-5617                     Fax:     (305) 937-1857
fax:     (410) 528-5540

                  B. This Agreement supersedes and any all prior understandings and agreements between Seller, its agents and representatives and Buyer. It is mutually understood and agreed that this Agreement represents the entire understanding between Buyer and Seller. No representations or inducements made prior to the signing of this Agreement, which are not expressly included in this Agreement or imposed by law, shall be of any force or effect.

                  C. Neither this Agreement nor a memorandum thereof shall be recorded in the office of the Clerk in any Circuit Court of the State of Florida, or in any other Public Records of the State of Florida. Any recording of same by Buyer shall be considered a breach of this Agreement.

                  D. The acceptance of the deed by Buyer at the closing of this transaction shall be acknowledgment by Buyer of the full performance by Seller of all of its agreements and responsibilities hereunder, and no performance of any agreement, obligation, responsibility or representation of Seller shall survive the closing of this transaction, except those specifically provided for by statute and those specifically stated in this Agreement to survive the closing.

                  E. Time shall be of the essence with regard to performance pursuant to this Agreement.

                  F. Any disputes arising in connection with this Agreement shall be settled according to Florida law and venue for any action in connection with this Agreement shall be in Lee County, Florida.

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                  G. No modification of this Agreement shall be valid unless in writing and signed by both parties.

                  H. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one such counterpart.

                  I. Should any part, clause, provision or condition of this Agreement be held to be void, invalid or inoperative, the parties agree that such invalidity shall not affect any other part, clause, provision or condition thereof, and that the remainder of this Agreement shall be effective as though such void part, clause, provision, or condition had not been contained herein.

                  J. In the event of any litigation arising from this Agreement the prevailing party shall be entitled to recover attorneys fees and costs incurred therewith.

         23. BROKER: Seller acknowledges that Seller is and shall be responsible to pay a commission ("Commission") if Closing occurs hereunder to Grubb and Ellis (Broker) who in turn will satisfy any Commission due E.B. Marketing (E.B.) Said fee is payable by Seller at time of closing. Seller agrees to indemnify Buyer and hold Buyer harmless for any and all claims concerning Commissions that may arise in favor of any person claiming by, through or under Seller other than Broker and E.B. Buyer agrees to indemnify Seller and hold Seller harmless for any and all claims concerning Commissions that may arise in favor of any person claiming by, through or under Buyer.

         24. OPTION OF MOBIL OIL: The Obligation of Seller to complete Closing is expressly subject to the option of Mobil Oil Corporation to Purchase the Property as set forth in the attached extract and the Memorandum of Lease attached hereto as Exhibit " " hereto. Should Mobil exercise its option, this Agreement shall be null and void.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

SELLER:

SUNRISE LIMITED PARTNERSHIP
A Maryland Limited Partnership

CHESAPEAKE BAY CAPITAL CORPORATION, G.P.
General Partner

By: ___________________________ Executed by Seller on March 12, 1998
    IVAN STERN, President

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BUYER:

EQUITY ONE (GAMMA) INC.

By: ___________________________ Executed by Seller on March 12, 1998.
    DORON VALERO, Vice President

ESCROW AGENT:

_______________________________ Executed by Escrow Agent on March 12, 1998.
ALAN J. MARCUS

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